                                                                    EXHIBIT 10.2

                           ASSET PURCHASE AGREEMENT


          This Asset Purchase Agreement (this "Agreement") is entered into as of this 15th day of December, 1999 by and between Tri-Star Acquisition Corp., d/b/a Servisair Texas, Inc., a corporation organized under the laws of the State of Texas (hereafter, "Servisair" or "Buyer"), and Tri-Star Airline Services, Inc. a corporation organized under the laws of the State of Texas (hereafter,"Seller") concerning the airline service business of Tri-Star which is located at the Dallas-Fort Worth International Airport. Tri-Star is a wholly owned subsidiary of Aviation Group, Inc.(hereafter, "AVGP"), a Texas corporation, which is a guarantor of certain of the terms and provisions hereof. Buyer is a wholly-owned subsidiary of Servisair USA, Inc. a Delaware corporation, and the guarantor of certain of the provisions hereof.

                                   RECITALS

     A. Seller owns and operates an airline ground handling service business comprising, by way of example and not of limitation (i) ground handling of aircraft, (ii) internal and external cleaning of aircraft; (iii) baggage handling; (iv) gate service and (v) miscellaneous cleaning (collectively referred to herein as the "Business"), all at the Dallas-Fort Worth International Airport, Dallas Texas (hereafter, "DFW").

     B. Seller desires to sell certain of its assets to Buyer, on the terms and conditions hereinafter set forth.

     C. Buyer desires to purchase certain assets of Seller, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                SALE OF ASSETS

     Section 1.1   Assets to be Sold.  Subject to the terms and conditions of
                   -----------------
this Agreement, Seller shall sell, convey, transfer and assign to Buyer and Buyer shall purchase from Seller all the operating assets and operations of Tri-Star, but excluding the assets described in (S)1.3 (collectively, the "Assets") including the following:

       (a) All of Seller's rights and interests in the personal property, leasehold improvements, fixed assets, machinery and equipment, furniture and fixtures, supplies, vehicles, and other similar property of Seller relating to the Business as of the Closing Date, including but not limited to those items set forth on Schedule 1.1 (a) (the "Personal Property");
             ----------------

       (b)  The Leases set forth on Schedule 1.1 (b), including, inter alia,
                                    ----------------
the operating lease for Tri-Star at DFW (the "Leases");

       (c) Subject to Section 11.2, Seller's full right and benefit under any contracts, agreements, franchises, licenses, permits, registrations or authorizations relating to the Business including, without limitation, all customer contracts, any additional rental contracts or leases other than the Leases, and those specifically set forth on Schedule 1.1 (c) (collectively,
                                            ----------------
including the Leases, the "Assumed Contracts");

       (d) Subject to Section 11.2, the operating certificates, licenses and permits of Seller relating to the Business, including but not limited to those set forth on Schedule 1.1(d) (the "Operating Rights") to the extent that said
             --------------
operating certificates, licenses and permits shall be assignable;

       (e)  All goodwill of Seller associated with the Business;

       (f) All intangible assets and intellectual property of Seller, including without limitation the rights to the name "Tri-Star" and any variation thereof, and all logos, copyrights, tradename, trademark, trade dress, service marks, and
            -
all associated goodwill, together with all rights of Seller to use the foregoing, including but not limited to those set forth on Schedule 1.1 (f)
                                                           ---------------
(the "Proprietary Rights");

       (g) All lists and records pertaining to any customers, suppliers, distributors, vendors, personnel, agents and all other books and records of Seller relating to the Business; provided, however, that Seller shall be allowed to keep copies of all such documents and records, as well as the originals of any state or federal tax returns;

       (h) All of Seller's interest in telephone listings, fax listings, e-mail listings, domain names and any other such directories relating to the Business; and

       (i) All other property of Seller not referred to above which is used in the conduct of the Business.

       The Assets shall be conveyed by Seller to Buyer free and clear of all liabilities, obligations, liens and encumbrances, excepting only those liabilities and obligations constituting the Assumed Liabilities (as hereinafter defined).

       Section 1.2 Time of Conveyance.  The Assets will be conveyed to Buyer at
                   ------------------
the Closing, which shall be deemed by the parties hereto to occur at 12:01 a.m. (E.S.T.) on January 1, 2000.

       Section 1.3 Assets to be Retained by Seller.  The following shall not be
                   -------------------------------
transferred or sold by Seller to Buyer pursuant to this Agreement (collectively referred to as "Excluded Assets"): (1) accounts receivable, including unbilled receivables (work-in-progress) generated by the Business prior to Closing; (2) all inventories used in the Business; (3) all prepaid assets and deposits, if any; (4) all cash or cash equivalents, including deposit accounts; (5) all tax returns, tax worksheets and tax refunds; and (6) all insurance policies, including rights to proceeds and coverage.

       Section 1.4  Purchase Price.  The purchase price for the Assets (the
                    --------------
"Purchase Price") shall be One Million Five Hundred Thousand Dollars (US$1,500,000.00).

       Section 1.5  Payment of the Purchase Price.  At the Closing, Buyer shall
                    -----------------------------
pay to Seller the Purchase Price via wire transfer, subject to the additional arrangements and procedures agreed to by the parties and set forth in (S)(S)
1.5.1 and 2.1 hereof.

       Section 1.5.1  Deposit and Escrow.  On December 13, 1999, Buyer paid a
                      ------------------
deposit to Seller in the amount of US $200,000.000, payable by corporate check (hereafter, the "Downpayment"). Seller shall be authorized to retain and not refund the Downpayment in the event of a termination of this Agreement prior to Closing unless the cause for such failure to consummate the transaction contemplated hereby is a material breach of a covenant or representation by Seller. In addition, Buyer shall deposit, upon Buyer's execution of this Agreement, via wire transfer, US $1,300,000.00 with counsel for Seller in trust (hereafter, the "Escrow Agent") as an escrow to be held by the Escrow Agent pending the Closing. On the Closing Date, or, if the Closing Date shall occur on a Sunday or legal holiday, on the first business day following the Closing Date, Buyer and Seller shall execute written instructions to the Escrow Agent to release all funds then held by said Escrow Agent to Seller. All escrowed funds shall be held by the Escrow Agent pursuant to the terms and conditions of that certain Escrow Agreement of even date herewith by and among Escrow Agent, Buyer and Seller.

       Section 1.6  Assumption of Liabilities of Seller.  In addition to the
                    -----------------------------------
payment of the Purchase Price, Buyer, at the Closing, subject to the terms and conditions of this Agreement, shall assume and agree to pay, perform or discharge (i) the rents, taxes and utilities to the extent related to the period from and after the Closing as set forth on Schedule 1.6 (the "Specified Rents,
                                           ------------
Taxes and Utilities"), and (ii) the obligations of Seller under the Assumed Contracts (including herein any equipment leases entered into by Seller in connection with the Business) arising or accruing on and after the Closing Date in accordance with the terms thereof, (collectively, including the Specified
Rents, Taxes and Utilities, the "Assumed Liabilities").   In the event of a
conflict between the terms and provisions of this (S)1.6 and those of Schedule
                                                                      --------
1.6, those of Schedule 1.6 shall control.
---           ------------

       Section 1.7  Retained Liabilities.  Except for the Assumed Liabilities,
                    --------------------
Buyer does not and shall not assume any obligations, commitments or liabilities of Seller (including accounts payable, accrued liabilities and revolving bank debt of Seller). (All of such liabilities being hereinafter referred to as the "Excluded Liabilities").

     Section 1.8  Allocation.  The Purchase Price shall be allocated by the
                  ----------
parties as mutually agreed at Closing.


                                   ARTICLE 2
                                    CLOSING

     Section 2.1. Actual Time and Place of Closing.  Subject to the terms and
                  --------------------------------
conditions of this Agreement, the execution of all documents necessary to the completion of the transaction contemplated hereby shall take place at the law offices of Jenkens & Gilchrist, Dallas, Texas, at 10:00 a.m. local time on December 15, 1999, or sooner, if the parties so agree, but the closing of the sale and purchase of the Assets and the assumption of the Assumed Liabilities (the "Closing") shall be deemed by the parties hereto to have taken place as of 12:01 a.m. on January 1, 2000, subject to the payment arrangements set forth in
Section 1.5.1 hereof, or, if the conditions to Closing set forth in Article 4 of this Agreement shall not have been satisfied by such date, as soon as practicable after such conditions shall have been satisfied; provided, however, that the Closing shall not occur later than any termination of this Agreement as provided herein. The date on which the Closing shall occur shall hereinafter be referred to as the "Closing Date."

     Section 2.2. Effective Time of Closing.  All transactions contemplated by
                  -------------------------
this Agreement shall be deemed to have occurred simultaneously at 12:01 a.m. Eastern Standard Time on the Closing Date.


                                   ARTICLE 3
                       DELIVERIES TO BE MADE AT CLOSING

     Section 3.1  Deliveries to be Made by Seller to Buyer. At the Closing, the
                  ----------------------------------------
following shall be delivered by Seller to Buyer:

                    (a) A bill of sale and assignment and any other instrument necessary to effectively convey, assign, sell and transfer the Assets from Seller to Buyer (the "Bill of Sale");

                    (b) Possession of all Assets;

                    (c) Such documents of assignment and transfer, together with such consents and approvals as may be reasonably required to vest in Buyer all right, title and interest of Seller in and to the Assumed Contracts, and other intangible assets of Seller to be transferred thereunder;

                    (d) Evidence that Seller is in good standing in the State of Texas; and

                    (e) All records and files of Seller relating to the Assets or the Business being transferred hereunder; provided, however, that transfer of these records and files shall be made in situ, and providing further, that Seller shall be permitted to keep the originals of all organizational documents of Seller (e.g., articles of incorporation);

                    (f) a certificate of an executive officer of Seller, dated the Closing Date, certifying that: (i) all representations and warranties made by Seller in Article 5 hereof were true and correct when made, and are true and
                     -
correct on the Closing Date, except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such earlier date; and (ii) all covenants and agreements contained in this Agreement or to be performed or complied with by Seller on or prior to the Closing Date have been performed or complied with;

                    (g) an opinion of Jenkens & Gilchrist, counsel for Seller, dated the Closing Date;

                    (h) Certified copies of the resolutions of the board of directors of Seller authorizing the execution hereof and of all documents contemplated herein;

                    (i) Certified copies of an amendment to Seller's Articles of Incorporation which will be promptly filed after the Closing to effect a change in Seller's corporate name to a name completely dissimilar to its present name; and

                    (j) A payoff letter regarding Seller's obligations under a revolving line of credit with an entity known as C.I.T., along with U.C.C.-3 termination statement with respect to the Assets which CIT will authorize to be filed upon payment of Seller's obligations to CIT under the revolving line of credit.

     Section 3.2. Deliveries to be Made by Buyer to Seller.  At the Closing, the
                  ----------------------------------------
following shall be delivered by Buyer to Seller:

                    (a) Delivery of the Purchase Price required by Sections 1.5 and 1.5.1;

                    (b) Evidence that Buyer is in good standing in the State of Texas;

                    (c) A certificate of an executive officer of Buyer dated the Closing Date, certifying that: (i) all representations and warranties made by Buyer in Article 6 hereof were true and correct when made, and are true and correct on the Closing Date, except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such earlier date; and (ii) all covenants and agreements contained in this Agreement to be performed or complied with by Buyer on or prior to the Closing Date have been performed or complied with;

                    (d) An opinion of McBreen, McBreen & Kopko, counsel for Buyer, dated the Closing Date;

                    (e) A Bill of Sale executed by Buyer in favor of Seller, under which Buyer assumes the Assumed Liabilities; and

                    (f) Certified copies of the resolutions of Buyer's Board of Directors authorizing the execution hereof and of all documents contemplated herein.


                                   ARTICLE 4
                             CONDITIONS PRECEDENT

     Section 4.1 Conditions to Obligations of Buyer.  All of the obligations of
                 ----------------------------------
Buyer under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by Buyer:

                    (a) The representations and warranties of Seller contained herein or in the Schedules attached hereto shall be true in all material respects as of the Closing Date:

                    (b) Seller shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed and complied with by it prior to or at the Closing Date; and

                    (c) All required, material consents and approvals of all third parties (including consents or approvals of airport authorities and holders of contracts) which are necessary to the consummation of the transaction contemplated hereby (the "Transactions") shall have been obtained.

     Section 4.2 Conditions to Obligations of Seller.  All of the obligations
                 -----------------------------------
of Seller under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by Seller:

                    (a) The representations and warranties of Buyer contained herein or otherwise delivered pursuant hereto shall be true in all material respects as of the Closing date;

                    (b) Buyer shall have in all material respects performed and complied with all the conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date; and

                    (c) All required, material consents and approvals of third parties (including consents or approvals of airport authorities) which are necessary to the consummation of the Transactions shall have been obtained.

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller and AVGP jointly and severally represent and warrant to the Buyer that the statements contained in this Article 5 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

     Section 5.1  Organization of Seller. Seller is a corporation validly
                  ----------------------
existing and in good standing under the laws of the State of Texas, and is not required to be qualified to do business in any other jurisdiction. Seller has the corporate power and authority to own its properties and carry on the Business as now being conducted, to execute and deliver this Agreement and carry out the transactions contemplated hereby. Seller has no subsidiaries nor any interest, direct or indirect, in any other corporation or any other business enterprise or entity.

     Section 5.2  Authority; Enforceability. The execution and delivery of this
                  -------------------------
Agreement and the due consummation of the transactions contemplated hereby by Seller have been duly authorized by all necessary corporate action on behalf of Seller. This Agreement constitutes the valid and binding agreement of Seller and is enforceable against Seller in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors' rights and principles of
                                                              -----------------
equity.
------

     Section 5.3  No Conflict by Seller.  Except as set forth on Schedule 5.3,
                  ---------------------                          ------------
neither the execution or delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby by Seller require the consent of any federal, state or local authority or any third party, the failure to obtain which could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 5.3, neither the execution or delivery
                                ------------
of this Agreement by Seller nor the consummation of the transactions contemplated hereby by Seller will result in or constitute any of the following:
(a) violation of the terms of the charter or bylaws of Seller; (b) a violation of any provision of any applicable law or regulation, or of any writ or decree of any court or governmental instrumentality applicable to Seller or a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, contract, or other agreement, instrument, or arrangement to which Seller is a party or by which Seller, the Business or any of the Assets is bound except for such defaults, breaches, or violations which could not reasonably be expected to have a Material Adverse Effect; or (c) the creation or imposition of any lien, charge, or encumbrance on any of the Assets, excepting any lien, charge or encumbrance resulting from Buyer's actions or any lien, charge or encumbrance which results from Buyer's failure to pay or perform the Assumed Liabilities. For purposes of this Agreement, "Material Adverse Effect" shall mean any material adverse change in the financial condition or results of operations of the Business.

     Section 5.4  Absence of Material Changes.  From September 30, 1999 to the
                  ---------------------------
Closing Date, except as set forth in Schedule 5.4 attached hereto, there has not
                                     ------------
been:

     (a)  Any change constituting a Material Adverse Effect;

     (b) Any damage, destruction or loss by fire, theft or other casualty, whether or not covered by insurance, materially and adversely affecting the properties, assets, business or financial condition of the Business;

     (c) Any acquisition of, or agreement to acquire, any stock, business, property or assets of any other person, firm, association, corporation or other business organization, for the Business and to which Seller is a party involving a purchase price in excess of $10,000 other than purchases of inventory, supplies and equipment in the ordinary course of business;

     (d) Any commitment to make capital expenditures in excess of $10,000 by any Seller with respect to the Business for additions to property, plant or equipment;

     (e) Any failure to comply in all material respects with the terms of any Assumed Contracts (including paying all amounts due through the Closing Date);

     (f) Any agreement to amend any of the provisions of the Assumed Contracts in any material respect;

     (g) Any failure to operate the Business in the ordinary course of business; or

     (h)  Any disposal of the Assets outside of the ordinary course of business.

     Section 5.5  Title to Assets. Seller has, and from and after the Closing
                  ---------------
Date, Buyer will have good and valid title to all the Assets, except those Assets which are leased by Seller, free and clear of all liens, encumbrances, and charges whatsoever except as set forth on Schedule 5.5 or included as
                                              ------------
Assumed Liabilities. The Assets are all assets (other than the Excluded Assets) which Seller believes are necessary to operate the Business as it is currently operated.

     Section 5.6  Assumed Contracts. Except as set forth on Schedule 5.6 each
                  -----------------                         ------------
of the Assumed Contracts is a valid and binding agreement of Seller and, to the best of Seller's knowledge, is a valid and binding agreement of all other parties thereto and, with respect to each such Assumed Contract, there is not any existing material default or any material condition, event or act which with notice or lapse of time or both would constitute a default of Seller or, to Seller's knowledge, any other party thereto, of a material provision thereof. The Assumed Contracts are all material contracts, agreements, commitments and understandings, either oral or written (including, without limitation, leases, subleases and service contracts), to which any Seller is a party which Seller believes are necessary to operate the Business as it is currently operated. Seller has furnished to Buyer true and correct copies of all such written Assumed Contracts. There are no written amendments to any Assumed Contracts which have not been furnished to Buyer. All such Assumed Contracts are currently in full force and effect and are enforceable against Seller in accordance with their respective terms. All rental charges and other amounts due pursuant to the Assumed Contracts are current.

     Section 5.7  Labor Relations: Employment Agreements.  Except as set forth
                  --------------------------------------
on Schedule 5.7, there are no (a) collective bargaining agreements, (b)
   ------------
employment agreements (excluding all
agreements that do not relate to compensation or continued employment), or (c) any other labor agreements which are binding on Seller with respect to employees of the Business.

     Section 5.8  Litigation.  Except as set forth in Schedule 5.8, Seller (a)
                  ----------   -----------------------------------
is not engaged in or, to the best knowledge of Seller, threatened with, any claim, controversy, legal action, or other proceeding involving the operation of the Business whether or not before any court or administrative agency, and (b) is not in material violation of any law, judgment, order, decree, regulation or rule of any court or governmental authority applicable to it involving the operation of the Business.

     Section 5.9  Compliance with Laws; Environment.  Seller is in material
                  ---------------------------------
compliance with all laws, ordinances, regulations and orders applicable to the conduct of the Business and has no notice or knowledge of any violations thereof applicable to the conduct of the Business, whether actual, claimed or alleged. Without limiting the generality of the foregoing, Seller has all of the permits, licenses and authority necessary to conduct the Business and all permits and/or licenses for discharge into waterways, municipal sewer systems, air or the environment. All such permits and licenses are identified in Schedule 5.9
                                                              ------------
attached hereto. Seller is in material compliance with all federal, state and local laws, ordinances, rules and regulations applicable to the Business pertaining to waste disposal, toxic substances, and air or water pollution, with all OSHA requirements and all laws, rules, ordinances and regulations of any governmental authority concerning the exposure of persons to chemicals, including, but not limited to, its employees and customers each as in effect as of the Closing Date (collectively, "Environmental Laws").

     Attached hereto as Schedule 5.9 is a listing of all of the following known
                        ------------
to Seller which, with respect to subsections (i)-(v), would reasonably be expected to have a Material Adverse Effect:

     (i) any release of or presence known by Seller of a hazardous substance as defined in sections 101 (22) and 101 (14) of the Comprehensive Environment Response, Compensation and Liability Act of 1980 ("CERCLA") into, on, from or upon the premises upon which the Business operates or the Assets are located (the "Premises") in violation of Environmental Laws or which has created a condition which Seller believe are reasonable likely to require Remediation (as defined herein) under Environmental Laws; or

     (ii) petroleum products (including crude oil or any fraction thereof) released into, from or upon the Premises in violation of Environmental Laws, or which Seller believes have created a condition reasonably likely to require Remediation under Environmental Laws; or

     (iii) storage tanks (whether currently in use, out of service or closed) located on, under or upon the Premises; or

     (iv)  any adverse environmental condition which Seller believes is
                                                                     --
reasonably likely to require Remediation relating to the soil or groundwater or damage to the environment or natural resources of the Premises or to third party property, whether arising under CERCLA or other statutes and regulations, or common law; or

     (v) any toxic, explosive or otherwise dangerous materials or hazardous substances, including friable asbestos, which Seller believes have been buried beneath, concealed within or released into, on, upon, or from the Premises; or

     (vi) any and all material environmental reports prepared for Seller regarding the Premises.

Hereinafter "hazardous substances" referenced to in clause (i), petroleum products as referred in clause (ii) and other materials and substances referred to in clause (v) are collectively referred to as "Hazardous Substances". "Remediation" shall mean the taking of any action to report, remove, characterize, treat, remediate, or dispose of Hazardous Substances or environmental contamination.

     Section 5.10  Seller's Financial Statements.  Attached hereto as Schedule
                   -----------------------------
5.10 are unaudited historical summaries of Seller regarding revenue, costs of revenue and expenses for Seller's operations at DFW, for the periods stated therein (the "Financial Information"). The Financial Information has been prepared from the books and records of Seller, which books and records are in accordance with generally accepted accounting principles. The Financial Information fairly presents in all material respects the revenue, costs of revenue and expenses of Seller for the Business, for the periods stated, consistent with Seller's accounting principles.

     Section 5.11  Employees.  Attached hereto as Schedule 5.11 is a list of the
                   ---------                      -------------
current employees of Seller who devote all or substantially all of their work efforts to the Business, which list contains the following information with respect to each employee:

     (i)   location of such employee;

     (ii)  United States Department of Labor job classification;

     (iii) whether such employee works full or part-time;

     (iv)  date of original hire; and

     (v) base compensation rate, including bonuses or other remuneration above base compensation rate.

    Seller hereby represents and warrants that it has not entered into employment contracts with any of its employees.

     Section 5.12  Employee Benefit Plans.  Set forth on Schedule 5.12 is a list
                   ----------------------                -------------
and description of all employee benefit plans and programs and fringe benefits plans and programs provided by the Business for its employees (the "Benefit Plans"). Seller has provided Buyer with true and correct copies of its employee handbook(s) which govern the employees working in the Business. All Benefit Plans have been and are in substantial compliance with all (i) statutes, laws, rules, regulations and promulgations related thereto; and (ii) plan documents, approvals, authorizations, and determination letters applicable thereto. There are no pending or, to Seller's knowledge, threatened litigation, claims or proceedings against Seller relating to any of the Benefit Plans.

     Section 5.13  Brokerage.  Except as set forth in Schedule 5.13, Seller has
                   ---------                          -------------
not made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereby.

     Section 5.14  Customers. Schedule 5.14 is a true and correct list of the
                   ------------------------
ten (10) largest customers of Seller at DFW by monthly revenue during the month of November, 1999 (customers identified on Schedule 5.14 are hereinafter
                                           -------------
referred to as ("Key Customers")). To the best of Seller's actual knowledge, none of the Key Customers intends to reduce in any material respect its buying of goods or services for the 180-day period subsequent to the Closing or request a rate reduction from Seller or has notified Seller that it will take any such action as a result of the sale of the Assets to Buyer.

     Section 5.15  Affiliated Transactions.  Except as set forth on the
                   -----------------------
"Affiliated Transaction Schedule" attached hereto as Schedule 5.15, no officer,
---------------------------------                    -------------
director, holder of 5% or more of any class of equity of Seller ("5% Shareholder"), or affiliate of Seller or any person related by blood or marriage to any such person or any entity in which any such person owns, directly or indirectly, any beneficial interest, is a party to any agreement, contract, commitment or transaction with Seller in connection with the Business or has any interest, directly or indirectly, in any property used by Seller in connection with the Business. Neither Seller nor any of its subsidiaries nor any director or officer of Seller possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation, firm, association or business organization which is a substantial supplier, customer, lessor, lessee, or competitor of the Business.

     Section 5.16  Airport and Other Regulatory Matters.  All certificates of
                   ------------------------------------
public convenience and necessity, permits, licenses and operating rights issued to Seller in connection with the Business by the applicable municipal, regional, state or federal regulatory authority having or exercising jurisdiction over common, fixed based, or other airport operations (collectively "Operating Rights") are set forth on the "Operating Rights Schedule" attached hereto as
Schedule 5.16. Except as otherwise set forth on the "Operating Rights Schedule,"
-------------
Seller does not require any governmental permits, consents, authorities or approvals to conduct the Business. Between the date hereof and the Closing Date, Seller shall maintain on file with the applicable municipal, regional or state licensing authority, and observe the terms, of all applicable fees, tariffs and schedules.

     Section 5.17  Condition of Tangible Property.  The Personal Property is in
                   ------------------------------                         --
good condition and repair, ordinary wear and tear excepted, and is in material compliance with all applicable laws and regulations.

     Section 5.18  Title and Condition of Properties.  (a) The Leases are in
                   ---------------------------------
full force and effect, and Seller (as indicated on such schedule) holds a valid and existing leasehold interest in the Leases described on Schedule 1.1(b). The
                                                           ---------------
Leases constitute all of the leases under which Seller holds a leasehold interest in real estate or personal property. Seller has delivered to Buyer complete and accurate copies of each of the Leases and none of the Leases have been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Buyer. Seller is not in default under any of such Leases, and no other party to such Leases has the right to terminate, accelerate performance under or otherwise modify any of such Leases, including upon the giving of notice or passage of time. To Seller's knowledge, no third party to any such Lease is in default under such Lease.

     (b)  Except as disclosed on Schedule 5.18(b), Seller owns good and
                                 ----------------
marketable title, free and clear of all liens, charges, security interests, encumbrances and claims of others, to all of the personal property and assets used in the Business or located on any of their premises, except for liens of current taxes not yet due and payable, and except for property and assets leased under the Leases. At the Closing, Seller shall convey good and marketable title to all of the personal property included within the Assets, free and clear of all liens, security interests, charges, encumbrances and claims of others, other than liens for current taxes not yet due and payable, and except for property and assets leased under the Leases.

     (c) Seller's machinery, equipment and other tangible assets are in good condition and repair, ordinary wear and tear excepted, in all material respects and are usable in the ordinary course of business. Seller owns or leases under valid leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of its Business as currently conducted by it. All vehicles, tractors, and other equipment owned or leased by Seller are in material compliance with all regulations issued by any federal or state governmental authority.

     (d) Seller is not in material violation of any applicable zoning, building, fire or other ordinance or other law, regulation or requirement relating to the operation of owned or leased properties, including, without limitation, applicable environmental protection and occupational health and safety laws and regulations. Within the five years prior to the date of this Agreement, Seller has not received any notice of any such violation or any condemnation proceeding with respect to any properties owned, used or leased by it, except as has been previously disclosed to Buyer in writing.

     (e) The Assets represent all of the assets utilized by Seller in the conduct of the Business (other than those retained by Seller in (S)1.3 hereof).

     5.19 Warranties; Warranty Claims:
          ----------------------------

     (a)  Except as set forth in Schedule 5.19 attached hereto and except for
                                 -------------
warranties implied by law, in the conduct of the Business, Seller makes no representation or warranty to their customers with respect to products sold or services delivered by them.

     (b)  Except as set forth in Schedule 5.19 attached hereto, there are no
                                 -------------
warranty claims relating to products at any time sold or services at any time performed by Seller pending or threatened.

     5.20 Tax Matters.  Both parties to this Agreement acknowledge that, for
          -----------
purposes of this

Section 5.20, all tax returns of Seller are filed as a part of the consolidated tax returns of AVGP.

     (a) Except as set forth in Schedule 5.20, Seller has duly filed all federal, state, local and foreign tax information and tax returns (the "Returns") required to be filed by them (all such returns being accurate and complete) and have duly paid or made provision for the payment of all taxes and other governmental charges (including, without limitation, interest, additions to tax and penalties) which have been incurred or are shown to be due on said Returns or are claimed in writing to be due from Seller or imposed on Seller or its properties, assets, income, payroll, franchises, licenses, sales or use, by any federal, state, local or foreign taxing authorities (collectively, the "Taxes") on or prior to the date hereof, other than Taxes which are being contested in good faith and by appropriate proceedings and as to which Seller has set aside on its books adequate reserves, or which may be attributable to the transactions contemplated hereby. The "Tax Matters Schedule" attached hereto as Schedule 5.20 sets forth the date or dates through which the Internal Revenue
   -------------
Service ("IRS") has examined the federal income tax returns of Seller, whether singly or as members of an affiliated group, and the date or dates through which any state, local, foreign or other taxing authority is in the process of examining any federal, state, local, foreign or other tax return of Seller. Except as disclosed on the "Tax Matters Schedule", (i) there are no disputes pending, or claims asserted, for Taxes upon Seller, (ii) Seller has not been required to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, local or foreign return for any period, and (iii) Seller has in effect no power of attorney or authorization to anyone to represent them with respect to any Taxes. There exists no proposed assessment against Seller or notice, whether formal or informal, of any deficiency or claim for additional Tax (including, without limitation, interest, additions to tax or penalties) except as disclosed on the "Tax Matters Schedule."

     (b) Except as disclosed on the "Tax Matters Schedule", all monies required to be withheld from employees of Seller for income taxes, social security and unemployment insurance taxes or collected from customers or others as sales, use or other taxes have been withheld or collected and paid, when due, to the appropriate governmental authority, or if such payment is not yet due, an adequate reserve has been established.

     5.21 Proprietary Rights.  Seller owns and/or possesses the right to use the
          ------------------
Proprietary Rights. Seller has not received any notice of infringement, misappropriation, invalidity or conflict from any third party with respect to the Proprietary Rights; Seller has not, to Seller's knowledge, infringed, misappropriated or otherwise conflicted with any Proprietary Rights of any third parties; and Seller's Proprietary Rights have not been infringed by any third parties.

     5.22 Insurance.  The "Insurance Schedule" attached hereto as Schedule 5.22
          ---------                                               -------------
lists each insurance policy maintained by Seller with respect to the Assets or the Business. All of such insurance policies are in full force and effect, Seller has paid in full all insurance premiums required to be paid to date and Seller is not nor has Seller ever been in material default with respect to its obligations under any of such insurance policies. Such insurance coverage is customary for well insured entities engaged in similar lines of business.

     5.23 Airport and Other Regulatory Matters.  Except as otherwise set forth
          ------------------------------------
in Schedule 1.1(f), Seller requires no governmental permits, consents,
   ---------------
authorities or approvals to conduct the Business. Between the date hereof and the Closing Date, Seller shall maintain on file with the applicable municipal, regional or state licensing authority, and observe the terms, of all applicable fees, tariffs and schedules.

     5.24 Disclosure.  Neither this Agreement nor any of the schedules,
          ----------
attachments or exhibits hereto contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no material fact which has not been disclosed in writing to Buyer of which any officer, director, shareholder, or key employee of any Seller is aware and which materially adversely affects or could reasonable be anticipated to affect materially adversely the Business or the Assets.


                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer and Servisair USA, Inc. jointly and severally represent and warrant to the Seller that the statements contained in this Article 6 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

     Section 6.1  Organization.  Buyer is a corporation duly organized, validly
                  ------------
existing and in good standing under the laws of the State of Texas. Buyer has all requisite power and authority to execute and deliver this Agreement and carry out the transactions contemplated hereby.

     Section 6.2  Authority, Enforceability, The execution and delivery of this
                  -------------------------
Agreement and the due consummation of the transactions contemplated hereby by Buyer have been duly authorized by all necessary corporate action. This Agreement constitutes the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors' rights and principles of equity.

     Section 6.3  No Conflict by Buyer.  Except as set forth on Schedule 6.3,
                  --------------------                          ------------
neither the execution or delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby by Buyer require the consent of any federal, state or local authority or any third party. Except as set forth on Schedule 6.3, neither the execution or delivery of this Agreement
             ------------
by Buyer nor the consummation of the transactions contemplated hereby by Buyer will result in or constitute any of the following: (a) a violation of the terms of the charter or bylaws of Buyer; (b) a violation of any provision of any applicable law or regulation, or of any writ or decree of any court or governmental instrumentality; (c) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, contract, or other agreement, instrument, or arrangement to which Buyer is a party or by which Buyer is bound that would result in the right of any other person to cause the rescission of the transactions contemplated hereunder or to assert any claim against Buyer;

or (d) the creation or imposition of any lien, charge, or encumbrance on any asset of Buyer, which might adversely affect Buyer's ability to consummate the transactions contemplated by this Agreement.

     Section 6.4  Litigation.  Except as set forth on Schedule 6.4, Buyer (a) is
                  ----------
not engaged in or, to the knowledge of Buyer, threatened with, any claim, controversy, legal action, or other proceeding whether or not before any court or administrative agency, any adverse determination of which might adversely affect Buyer's ability to consummate the transactions contemplated by this Agreement, and (b) is not in violation, to any material extent, of any law, judgment, order, decree, regulation or rule of any court or governmental authority applicable to it that would result in the right of any other person to cause the rescission of the transactions contemplated hereunder.

     Section 6.5    Brokerage.  Except as set forth on Schedule 6.5, Buyer has
                    ---------                          ------------
not made any agreement or taken any other action which might cause anyone to become entitled to a broker's or finder's fee or commission as a result of the transactions contemplated hereby.

     Section 6.6    Availability of Funds.   At the Closing, Buyer will have
                    ---------------------
available sufficient funds to pay the Purchase Price to Seller.


                                   ARTICLE 7
                                CONFIDENTIALITY

     If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties shall keep confidential (subject to applicable law and legal process) the terms and conditions of this transaction and any information which one party shall have obtained from the other (unless in the public domain); and in the event this Agreement is not consummated, each party shall promptly return to the other party all schedules, documents, or papers or other written information without retaining copies thereof, previously furnished to, or otherwise obtained by one party from the other as a result of this Agreement or in connection with the same.

     After the Closing and subject to applicable law and legal process, Buyer and Seller shall use their best efforts to keep confidential the terms of this transaction.


                                   ARTICLE 8
                                OTHER COVENANTS

     Section 8.1  Employees.  Seller shall transition to the employment of Buyer
                  ---------
all the employees of the Business described on Schedule 8.1 as of the Closing.
                                               ------------
In accordance with the terms of any applicable Benefit Plan (as listed on
Schedule 5.12) and applicable law, Seller will be solely responsible for all
--------------
benefits provided under any such Benefit Plan (including, but not limited to, termination, severance and COBRA benefits) to the employees of the Business. As of the Closing, Seller shall satisfy all accrued, earned and outstanding employee benefit obligations to their employees at their sole cost and expense. Effective as of the Closing, Buyer will offer employment on such terms and conditions as the Buyer shall determine to all the employees described in Schedule 8.1. Buyer will use its best efforts to
                       ------------
grandfather such employees under its Employee Benefit Plans so that such employees will receive credit for service while employed by Seller.

     Section 8.2  Lock-up Agreement.  During the term of this Agreement, Seller
                  -----------------
will not entertain, solicit, initiate or encourage any acquisition proposal with respect to all or a substantial portion of the stock of any Seller or the assets of the Business (an "Acquisition Proposal"). During the term of this Agreement, Seller will not enter into any agreement or contractual commitment with respect to an Acquisition Proposal, whether or not such agreement or contract is secondary and conditioned on the termination of this Agreement.


                                   ARTICLE 9
                                INDEMNIFICATION

     Section 9.1  Seller Indemnification.
                  ----------------------

     (a) The Seller and AVGP, jointly and severally (Seller and AVGP, for the purposes of this Article 9 only, are referred to collectively as "Seller") shall indemnify and hold harmless Buyer (but only up to and including an amount equal to the Purchase Price) from and against all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all attorney's, investigator's or consultant's fees and court costs ("Losses") incurred or suffered by Buyer as a direct result of, (i) any Loss or Losses resulting from any breach of the warranties, representations and covenants of Seller contained in this Agreement, or any schedule or exhibit hereto, and (ii) any and all liabilities and obligations (including any contingent liabilities) of Seller which are not expressly assumed by Buyer hereunder, whether presently known or unknown, excluding only those liabilities and obligations which are expressly assumed by Buyer under Section 1.6 of this Agreement.

     The obligation of Seller to provide the indemnity granted pursuant to this
(S)9.1 shall not apply for amounts in controversy which do not total at least one per cent (1%) of the Purchase Price (hereafter, the "Indemnity Threshold"); provided, however, that once the amount in controversy exceeds the Indemnity Threshold, Seller's indemnity obligation applies to all amounts in controversy, without deduction or setoff.

     The obligation of Seller to provide the indemnity granted pursuant to this
(S)9.1 shall also be reduced pari passu with the receipt by Buyer of insurance proceeds as compensation for the Losses, and if Seller shall have previously indemnified Buyer for such Losses, Buyer shall remit such insurance proceeds to Seller, in an amount equal to the lesser of (i) Seller's previous payments to Buyer in respect of such Losses or (ii) the amount received by Buyer from its insurance carrier(s).

     (b) Seller shall indemnify and hold harmless Buyer from and against all Losses incurred or suffered as a result of any environmental Loss or environmental Losses resulting from any release of or presence of a Hazardous Substance into, on, from or upon the Premises or any off-site location to which Hazardous Substances generated at the Premises were disposed of or released, or violation of Environmental Law with respect to the Premises, to the extent such Losses were caused by conditions arising prior to Closing or violations of Environmental Laws prior to Closing.

     (c) Buyer acknowledges and agrees that Seller shall not have any liability under any provision of this Agreement for any Loss to the extent that such Loss relates solely to actions taken by Buyer or its affiliates or any of their respective directors, officers, employees or agents after the Closing Date. Buyer shall take and cause its affiliates (including their respective directors, officers, employees and agents) to take all reasonable steps to mitigate any Loss described in Section 9. 1 (a) upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring minimal costs to remedy the breach, event or condition which gives rise to the Loss.

     Section 9.2  Buyer's Indemnification.
                  -----------------------

     (a) Buyer and Servisair USA, Inc., jointly and severally (Buyer and Servisair USA, Inc., for the purposes of this Article 9 only, are referred to collectively as "Buyer") shall indemnify and hold harmless Seller (but only up to and including an amount equal to the Purchase Price) against Losses incurred or suffered by Seller as a direct result of (i) any breach of the warranties, representations and covenants of Buyer contained in this Agreement, or any schedule or exhibit hereto and (ii) any of the Assumed Liabilities or the operation of the Business following Closing.

     The obligation of Buyer to provide the indemnity granted pursuant to this
(S)9.2 shall not apply for amounts in controversy which do not total at least one per cent (1%) of the Purchase Price (hereafter, the "Indemnity Threshold") provided, however, that the Indemnity Threshold shall not apply to obligations of Buyer under the Assumed Liabilities which arise or occur after the Closing; and provided further, however, that once the amount in controversy exceeds the Indemnity Threshold, Buyer's indemnity obligation applies to all amounts in controversy, without deduction or setoff.

     The obligation of Buyer to provide the indemnity granted pursuant to this
(S)9.2 shall also be reduced pari passu with the receipt by Seller of insurance proceeds as compensation for the Losses, and if Buyer shall have previously indemnified Seller for such Losses, Seller shall remit such insurance proceeds to Buyer, in an amount equal to the lesser of (i)Buyer's previous payments to Seller in respect of such Losses or (ii) the amount received by Seller from its insurance carrier(s).

     (b) Buyer shall indemnify and hold harmless Seller for and against all Losses incurred or suffered as a result of, any environmental Loss or environmental Losses resulting from any release of or presence of a Hazardous Substance into, on, from or upon the Premises or any off-site location to which Hazardous Substances generated at the Premises were disposed of or releases, or violation of Environmental Law, to the extent such Losses were caused by conditions arising subsequent to Closing or violations by Buyer of Environmental Laws subsequent to Closing.

     (c) Seller shall take and cause its affiliates (including their respective directors, officers, employees and agents) to take all reasonable steps to mitigate any Loss described in Section 9.2(a) upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring minimal costs to remedy the breach, event or condition which gives rise to the Loss.


     Section 9.3  Survival of Indemnity; Certain Conditions of Indemnity.
                  ------------------------------------------------------

     (a) The representations and warranties contained herein are and will be deemed and construed to be continuing representations and warranties and will survive the Closing and, other than fraudulent misrepresentations and breach of the representations set forth in Section 5.21, continue in full force and effect thereafter for twelve (12) months after the Closing Date. All fraudulent misrepresentations and breach of the representations set forth in Section 5.21 shall continue in full force and effect until expiration of the applicable statute of limitations. All representations and warranties relating to tax, ERISA or environmental matters shall survive and continue for any applicable statute of limitation period. All representations and warranties relating to ownership shall survive and continue in perpetuity. If a notice of breach is given within any applicable time period, the indemnifying party shall be responsible for all Losses resulting from, arising out of, or related to such breach, including all Losses suffered after the date notice has been given.

     (b) As to any environmental Loss, the indemnification provisions in (S)(S)
         9.1 (b) and 9.2(b) shall govern over the indemnification provisions in
         (S)(S) 9.1 (a) and 9.2(a).

     Section 9.4  Demands and Actions.  The party from whom indemnity is sought
                  -------------------
("Indemnitor") reserves the right to contest and defend by all appropriate legal or other proceedings any demand, assertion, claim, action or proceeding with respect to which it has been called upon to indemnify the party who seeks indemnity ("Indenmitee") under the provisions of this Agreement; provided, however, that:

     (a) Notice of the intention so to contest shall be delivered to Indemnitee within twenty (20) calendar days from the date of receipt by Indemnitor of notice of the assertion of such demand, assertion, claim, action or proceeding; and

     (b) Such contest shall be conducted by reputable attorneys employed by Indemnitor at Indemnitor's cost and expense, but Indenmitee shall have the right to participate in but not control such proceedings and to be represented by attorneys of its own choosing, at its own cost and expense.

     Should Indemnitor so elect to assume and control the defense and settlement of any claim, Indemnitor will not be liable to Indenmitee for legal expenses subsequently incurred by the Indemnitee in connection with the defense or settlement thereof. If Indemnitor assumes such defense, Indemnitee shall have the right to participate in, but not control, the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Indenmitor. If Indenmitor shall have assumed the defense of any claim, Indenmitee shall not admit any liability with respect to, or settle, compromise or discharge, such claim without Indemnitor's prior written consent. If Indenmitor has not so assumed the defense of and Indemnitee shall settle, compromise or discharge any claim without Indemnitor's consent, such settlement, compromise or discharge shall not be conclusive as to the amount of Indenmitee's Losses, if any, with respect to such claim but may be used as evidence of such amount.

                                  ARTICLE 10
                                  TERMINATION

     Section 10.1  When Agreement May Be Terminated.  This Agreement may be
                   --------------------------------
terminated at any time prior to the Closing:

     (a)  By mutual written consent of Buyer and Seller; or

     (b) By Buyer or Seller, if the conditions set forth in (S)(S)1.5.1 and 2.1 hereof shall not have been satisfied by December 15, 1999, and the Closing shall not have occurred by January 1, 2000 ( or, at the latest, the first business day thereafter); provided, however, that this right to terminate shall not be available (A) if the only matter causing a delay is the approval of the applicable airport authorities to this transaction or (B) to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.

     Section 10.2  Effect of Termination.  In the event of termination of this
                   ---------------------
Agreement by either Buyer or Seller as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of either Buyer or Seller, except for liabilities arising from a breach of this Agreement prior to such termination.


                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

     Section 11.1 Good Faith: Further Assurances Further Cooperation.  The
                  --------------------------------------------------
parties to this Agreement shall in good faith undertake to perform their obligations under this Agreement, to satisfy all conditions and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and prior to and following the Closing, the parties hereto shall do such things as may be reasonably requested by the other parties hereto in order more effectively to consummate or document the transactions contemplated by this Agreement, including the execution and delivery to both parties and their respective successors of additional and further documents of transfer and assignment of any of the Assets. Acknowledging that the nature of the transactions contemplated hereby is such that continued cooperation between themselves before and after the Closing with respect to the business of Seller will be required, the parties hereto hereby agree to cooperate with the other to the extent reasonably necessary to enable the other to obtain such information and take such actions are required of them, and each party further agrees that, subject to applicable attorney-client privilege and obligations owed to third parties, the Seller shall have reasonable access to the books and records transferred to Buyer, and the Buyer shall have reasonable access to the books and records retained by Seller.

     Section 11.2  Consent of Third Parties.  Nothing in this Agreement shall be
                   ------------------------
construed as an attempt to assign any contract, agreement, permit, franchise, or claim included in the Assets which is by its terms or by law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given or unless all the remedies for the enforcement thereof enjoyed by Seller would, as a matter of law, pass to Buyer as an incident of the assignments provided for by this Agreement. In order, however, to provide Buyer with the full realization and value of every contract, agreement, permit, franchise and claim of the character referred to in the immediately preceding sentence, Seller agrees that, on and after the Closing, it will, at the request and under the direction of Buyer (at Buyer's sole cost and expense, which amounts or reasonable estimates thereof shall be paid in advance), take all reasonable actions (a) to assure that the rights of Seller under such contracts, agreements, permits, franchises, and claims shall be preserved for the benefit of Buyer and (b) to facilitate receipt of the consideration to be received by Seller in and under every such contract, agreement, permit, franchise, or claim, which consideration shall be held for the benefit of, and shall be delivered to, Buyer.

     Section 11.3  Notices.  All notices, communications and deliveries under
                   -------
this Agreement shall be made in writing signed by the party making the same, shall specify the section of this Agreement pursuant to which it is given, and shall be deemed given on the date delivered if delivered in person, by special or overnight delivery, or on the third (3rd) business day after mailed if mailed first-class mail (with postage prepaid, return receipt requested) as follows:

     To Buyer:
     ---------

     Servisair USA, Inc.
     5201 Blue Lagoon Drive
     Suite 936
     Miami, FL 33126
     Attention: Mr. Michael J. Hancock

     with a copy to:

     McBreen, McBreen & Kopko
     110 Summit Avenue
     Montvale, NJ 07645
     Attention: Robert S. Moran, Jr.

     To Seller:
     ----------

     Aviation Group, Inc.
     700 North Pearl #2170
     Dallas, TX 75201
     Attention: Mr. Richard L. Morgan

     with a copy to:

     Jenkens & Gilchrist
     1445 Ross Avenue, #3200
     Dallas, TX 75202
     Attention:  Daryl Robertson, Esq.


or to such other representative or such other address as the parties hereto may furnish to the other parties in writing. If notice is given pursuant to this
Section 11.3 of a permitted successor or assign of a party to this Agreement, then notice shall be given as set forth above to such successor or assign of such party.

     Section 11.4  Assignment.  This Agreement shall be binding upon and shall
                   ----------
inure to the benefit of the parties hereto, and their respective legal representatives, heirs, successors and assigns. No assignment or transfer of rights and obligations hereunder shall be made except with the prior written consent of the parties hereto.

     Section 11.5  Captions; Definitions.  The titles or captions of articles,
                   ---------------------
sections or subsections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. The parties agree to all definitions in the statement of parties to this Agreement
and in the other introductory language to this Agreement.   For purposes of this
Agreement, the term "knowledge" shall be construed to mean both knowledge of which such party is actually possessed, and that knowledge which may be legitimately imputed to such party.

     Section 11.6  Controlling Law; Waiver; Remedies Cumulative.  This Agreement
                   --------------------------------------------
shall be construed and enforced in accordance with the laws of the State of Texas, without regard to its applicable conflict of laws provisions. This Agreement may not be altered or amended except in a writing signed by Seller and Buyer. The failure of any party hereto at any time to require performance of any provision hereof shall in no manner affect the right to enforce the same.
No waiver by any party hereto of any condition, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein contained.

     Section 11. 7  Exhibits and Schedules.  All exhibits and schedules and
                    ----------------------
attachments to exhibits and schedules and any other attachments to this Agreement are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in the first place that reference is made thereto.

     Section 11.8   Expenses.  Except as otherwise set forth herein, each party
                    --------
to this Agreement shall pay its own expenses incurred in connection herewith.

     Section 11.9   Counterparts; Entire Agreement.  This Agreement may be
                    ------------------------------
executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties to this Agreement. This Agreement shall become effective when one or more counterparts has been signed by each of the other parties to this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts. This Agreement together with all schedules and exhibits hereto and all other agreements and undertakings provided for hereunder shall constitute the entire agreement of the parties and there are no other written or oral understandings or agreements among the parties.

     Section 11.10  Enforcing the Agreement.
                    -----------------------

     (a) Enforceability.  If any of the provisions of this Agreement shall be
         --------------
held invalid, illegal or unenforceable by the final determination of a court of competent jurisdiction and all appeals therefrom shall have failed or the time for such appeals shall have expired, such provision or provisions shall be deemed eliminated from this Agreement but the remaining provisions shall nevertheless be given full effect. In the event this Agreement or any portion hereof is more restrictive than permitted by the law of the jurisdiction in which enforcement is sought, this Agreement or such portion shall be limited in that jurisdiction only to the extent required by the law of that jurisdiction. If a court of competent jurisdiction shall determine that the terms of this Agreement are partially or wholly inoperative, unenforceable or invalid in a particular case because of their time or geographic scope or for any other reason, such court shall have the power to limit such time or geographic scope or otherwise to recast the terms of this Agreement in such case as to permit its enforcement to the greatest extent permitted by applicable law.

     (b) Injunctive Relief.  In the event of a breach or threatened breach by
         -----------------
any of the parties of any of the agreements and obligations set forth herein, monetary damages or the other remedies at law that may be available to the non-breaching party for such breach or threatened breach may be inadequate and, without prejudice to the non-breaching party's right to pursue any remedies at law or in equity available to it for such breach or threatened breach, including without limitation the recovery of damages, the nonbreaching party will be entitled to seek injunctive relief as a means of having the breaching party comply with the provisions herein.

     Section 11.11  Transition Assistance.  From the date hereof and until three
                    ---------------------
years after the Closing, Seller shall not in any manner take any action which is designed, intended or might be reasonably anticipated to have the effect of discouraging employees, customers, suppliers, lessors and other business associates from maintaining the same business relationships with Buyer after the date of this Agreement as were maintained with Seller prior to the date of this Agreement.

     Section 11.12  Non-Compete-, Non-Solicitation.
                    ------------------------------

     (a) As a significant inducement of Buyer to enter into and to perform its obligations under this Agreement, Seller agrees that, for a period of five years after the Closing Date (the "Non-Competition Period"), neither it, nor any of its affiliates shall, within 100 miles of DFW (the "Geographical Area") directly or indirectly, either for themselves or any other person, legal or natural: (i) engage in the sale of goods or provision of services which are substantially identical to those goods sold or services provided, as the case may be, in the Business (or any part thereof) being sold to Buyer hereunder (the "Restricted Business"), except that the foregoing shall not prohibit Seller from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as it has no active participation in the business of such corporation; (ii) offer employment to or hire any current employee of the Business without the prior written consent of Buyer; or (iii) solicit or do business with any customer of Buyer who was a customer of Seller at any time during the one-year period immediately prior to the Closing Date for the purposes of soliciting or otherwise doing business substantially identical to, or competitive with, the Business in the Geographical Area.

     (b) If, at the time of enforcement of this Section 11.12 a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

     (c) Seller recognizes and affirms that in the event of breach by it of any of the provisions of this Section money damages would be inadequate and Buyer would have no adequate remedy at law. Accordingly, Seller agrees that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations of Seller under this
Section 11.12 not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief without posting any bond or security to enforce or prevent any violations, whether anticipatory, continuing or future, of the provisions of this Section including, without limitation, the extension of the Non-Competition Period by a period equal to (i) the length of the violation of this Section
11.12 plus (ii) the length of any court proceedings necessary to stop such violation. In the event of a breach or violation by Seller of any of the provisions of this Section 11.12, the running of the Non-Competition Period, but not of the obligations of Seller under this 11.12, shall be tolled during the period during which such occurrence of any alleged breach or violation is investigated and during the continuance of any actual breach or violation.

     Section 11.13  Specific Performance.  Seller acknowledges that the Business
                    --------------------
and the Assets are unique and recognize and affirm that in the event of a breach of this Agreement by Seller, money damages would be inadequate and Buyer would have no adequate remedy at law. Accordingly, Seller agrees that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations of Seller hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunction and/or other equitable relief, without posting any bond or security.

     Section 11.14  Remittances; Mail.  All mail and other communications
                    -----------------
relating to the Assets, Assumed Liabilities or the Business received by Seller at any time after the Closing Date shall be immediately turned over to Buyer by Seller. All mail and other communications relating to the Excluded Assets or the Excluded Liabilities received by Buyer at any time after the Closing Date shall be immediately turned over to Seller by Buyer. Each party shall cooperate with the other, and take such actions as the other party reasonably requests, to assure that customers of the Business send their remittances directly to the party which sold the goods or performed the services (goods sold or services performed pre-Closing to Seller, goods sold or services performed post-Closing to Buyer), and to assure that remittances from customers of the Business which are improperly sent to one party are redirected and delivered to the other in a timely manner.

     Seller authorizes and empowers Buyer from and after the Closing Date to receive and open all mail and other communications received by Buyer, unless on its face such mail or other communication clearly relates only to the Excluded Assets or the Excluded Liabilities, and to act with respect to such communications in such manner as Buyer may elect if such communications relate to the Business (other than the Excluded Assets or the Excluded Liabilities), or, if such communications do not relate to the Business, to forward the same promptly to Seller. Seller and Buyer shall promptly deliver to the other party any cash, checks or other instruments of payment to which the other party is entitled following the Closing Date. Seller agrees not to discourage any individuals who are offered employment by Buyer from accepting employment with Buyer. No provision in this Agreement shall create any third party beneficiary or other right in any person for any reason, including, without limitation, in respect of continued employment by Buyer or in respect of any benefits that may
                                --       --
be provided by Buyer.

     Section 11.15  Warranty Claims.  If at anytime after the Closing Date any
                    ---------------
claim is made against Buyer or Seller arising out or resulting from a warranty made by Seller prior to the Closing Date, Buyer may elect to satisfy such claim. If such claim is satisfied in a manner and on a basis consistent with Buyer's ordinary business practices, Buyer shall be entitled to receive proceeds, if any, from any of Seller's insurance policies applicable to such claim as reimbursement for the costs to Buyer of the satisfaction of such claim. If there are no such insurance proceeds or to the extent any such insurance proceeds are not sufficient to reimburse Buyer fully for the costs of the satisfaction of such claim, Seller shall pay to Buyer an amount equal to all such unreimbursed costs.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

TRI-STAR AIRLINE SERVICES, INC.
a Texas corporation

    /s/ Lee Sanders
By:______________________________

     President
Its:_____________________________

Attest:

    /s/ RICHARD L. MORGAN
By:______________________________

     Secretary
Its:_____________________________


TRI-STAR ACQUISITION CORP.,
d/b/a SERVISAIR TEXAS, INC.
a Texas corporation

    /s/ MICHAEL HANCOCK
By:______________________________

     President/C.O.O.
Its:_____________________________


Attest:

By:______________________________

Its:_____________________________

Acknowledged and Agreed To (as to Articles 5 and 9 only):
AVIATION GROUP, INC.
a Texas corporation

    /s/ LEE SANDERS
By:______________________________

     President
Its:_____________________________

Attest:

    /s/ RICHARD L. MORGAN
By:______________________________

     Secretary
Its:_____________________________


Acknowledged and Agreed To (as to Articles 6 and 9 only):
SERVISAIR USA, INC.
a Delaware corporation

    /s/ MICHAEL HANCOCK
By:______________________________

     President/C.O.O.
Its:_____________________________

Attest:

By:______________________________

Its:_____________________________